UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 27, 2018

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(state or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street
Sacramento CA 95816
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code (916) 321-1844

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 27, 2018, The McClatchy Company (the “Company”) issued a press release announcing that the Company proposes to offer $310 million aggregate principal amount of senior secured notes, subject to market and other conditions. The notes would be due in 2026 and are to be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. A copy of this press release is attached as Exhibit 99.1 hereto.

On June 27, 2018, the Company issued a press release announcing that the Company has entered into an amended and restated term loan framework agreement (the “Amended Term Loan Framework Agreement”) with Chatham Asset Management, LLC, amending and restating the Term Loan Framework Agreement, dated as of April 26, 2018. A copy of this press release is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 27, 2018, announcing the offer of $310 million aggregate principal amount of senior secured notes.
99.2	Press Release, dated June 27, 2018, announcing the Amended Framework Agreement with Chatham Asset Management, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

June 27, 2018	The McClatchy Company

	By:	/s/ R. Elaine Lintecum
R. Elaine Lintecum
Vice President and Chief Financial Officer